Exhibit 99.1

PHH Corporation Announces Fourth Quarter 2017 Results

Highlights:

•
Net loss attributable to PHH Corporation of $49 million or $1.49 per basic share, which includes a $30 million unfavorable impact from federal tax reform, $18 million of pre-tax operating losses related to PLS and $13 million pre-tax expenses related to Exit and disposal costs that were partially offset by $16 million of favorable pre-tax notable items.

•	Entered into a definitive agreement for the sale of the Company to Ocwen Financial Corporation at a price of $360 million, or $11.00 per share on a fully-diluted basis.

•
Updates estimate of potential excess cash(1) to $635 million from $655 million, which includes $301 million of share repurchases completed in 2017. The update to the estimate is due to the impact of federal tax reform, which was partially offset by lower liquidity earmarks and certain other cash inflows.

•	Our Total Servicing Portfolio was comprised of 671,790 loans serviced representing $148 billion of unpaid principal balance, including 629,174 loans in our subservicing portfolio.

Summary Consolidated Results
(In millions, except per share amounts)
	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
GAAP Results
Net revenues	$109	$72	$456	$622
Loss before income taxes	(7)	(206)	(273)	(304)
Net loss attributable to PHH Corporation	(49)	(133)	(217)	(202)

Basic & Diluted loss per share attributable to PHH Corporation	$(1.49)	$(2.49)	$(4.62)	$(3.77)
Weighted-average common shares outstanding — Basic & Diluted shares	32.631	53.659	46.912	53.627

Non-GAAP Results*
Core loss (pre-tax)	$(22)	$(151)	$(284)	$(223)
Core loss (after-tax)	(48)	(100)	(210)	(147)
Core loss per share	$(1.44)	$(1.86)	$(4.47)	$(2.74)
_______________

(1)
The amount of excess cash is dependent upon a variety of factors, including the execution of the sale of our remaining MSRs committed for sale and the related servicing advances, the monetization of our investment in PHH Home Loans, the successful completion of our PLS exit activities, the resolution of our outstanding legal and regulatory matters and the successful completion of other restructuring and capital management activities in accordance with our assumptions. There can be no assurances that the actions will result in the amount of estimated excess cash.

*
Non-GAAP Financial Measures: Core earnings or loss (pre-tax), core earnings or loss (after-tax) and core earnings or loss per share are financial measures that are not in accordance with U.S. generally accepted accounting principles (GAAP). See the “Note Regarding Non-GAAP Financial Measures” below for a detailed description and reconciliation of such Non-GAAP financial measures to their most directly comparable GAAP financial measures, as required by Regulation G.

Notable items, Exit and disposal costs and net MSRs fair value adjustments included the following:

	Three Months Ended December 31,
	2017		2016
	Pre-Tax	Post-Tax	Pre-Tax	Post-Tax
	$	Per Share	$	Per Share
Notable items:
Net proceeds from PHH Home Loans asset sales (1)	$21	$0.39	$—	$—
Legal and regulatory reserves	2	0.03	(22)	(0.27)
Strategic review expenses	(6)	(0.11)	(21)	(0.24)
Equity method investment (impairment) / gain on acquisition of interests	1	0.03	(23)	(0.26)
Loss from MSR sales and related costs	(2)	(0.03)	(1)	(0.01)
Re-engineering and growth investments	—	—	(6)	(0.07)

Exit and disposal costs	$(13)	$(0.24)	$(41)	(0.47)
Market-related MSRs asset and secured liability fair value adjustments, net of related derivatives	(3)	(0.05)	(55)	(0.63)
_______________

(1)
During the fourth quarter of 2017, we completed the remaining three asset sales of our PHH Home Loans Joint Venture to Guaranteed Rate Affinity, and recognized a gain of $42 million in Other income, which is reduced to $21 million after excluding the portion attributable to noncontrolling interest.

Capital Update

In November 2017, our Board of Directors provided a $100 million share repurchase authorization. We have not repurchased shares under this authorization as a result of becoming engaged in material discussions for the sale of the Company.

Legal and Regulatory Update

In connection with the Consumer Financial Protection Bureau’s ("CFPB") enforcement action with respect to our legacy reinsurance activities, in January 2018, the en banc court of the United States Court of Appeals for the District of Columbia Circuit reinstated the October 2016 panel decision as it related to the RESPA issues, which included vacating the CFPB’s order imposing $109 million in disgorgement penalties. In February 2018 the en banc court remanded the matter back to the CFPB for further proceedings in compliance with the reinstated panel opinion.
We reached a settlement agreement with a multistate coalition of certain mortgage banking regulators ("MMC") and consent orders with certain state attorneys general to resolve and close out findings from the MMC examination, without any admission of liability. Under the terms of the settlement, we will pay approximately $45 million in aggregate, of which $38 million was paid during the fourth quarter of 2017. The remaining settlement amount not yet paid is included in our recorded liability as of December 31, 2017.

Strategic Transaction Call/Webcast

The Company will host a conference call at 10:00 a.m. (Eastern Time) on Wednesday, February 28, 2018, to discuss the strategic transaction.  All interested parties are welcome to participate.  A presentation will accompany the conference call and be available by visiting the Investor Relations page of PHH's website at www.phh.com on Wednesday, February 28, 2018, prior to the start of the conference call.

You can access the conference call by dialing (800) 239-9838 or (323) 794-2551 and using the conference ID 7092674 approximately 10 minutes prior to the call.  The conference call will also be webcast, which can be accessed from the Investor Relations page of PHH's website at www.phh.com under webcasts and presentations.

A replay will be available beginning shortly after the end of the call through March 16, 2018, by dialing (888) 203-1112 or (719) 457-0820 and using conference ID 7092674, or by visiting the Investor Relations page of PHH's website at www.phh.com.

About PHH Corporation

PHH Corporation (NYSE: PHH), through its subsidiary, PHH Mortgage, is one of the largest subservicers of residential mortgages in the United States. PHH Mortgage provides servicing and portfolio retention solutions to investors of MSRs, financial and wealth management institutions, regional and community banks, and credit unions. Headquartered in Mount Laurel, New Jersey, the Company has been providing mortgage lending and servicing solutions since 1984 and is dedicated to responsible and ethical practices while delivering an exceptional customer experience. For additional information, please visit www.phh.com.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, forward looking-statements are not based on historical facts but instead represent only our current beliefs regarding future events. All forward-looking statements are, by their nature, subject to risks, uncertainties and other factors that could cause actual results, performance or achievements to differ materially from those expressed or implied in such forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements. Such statements may be identified by words such as “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could.”

You should understand that forward-looking statements are not guarantees of performance or results and are preliminary in nature. You should consider the areas of risk described under the heading “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in our periodic reports filed with the U.S. Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, in connection with any forward-looking statements that may be made by us or our businesses generally. Such periodic reports are available in the “Investors” section of our website at http://www.phh.com and are also available at http://www.sec.gov. Except for our ongoing obligations to disclose material information under the federal securities laws, applicable stock exchange listing standards and unless otherwise required by law, we undertake no obligation to release publicly any updates or revisions to any forward-looking statements or to report the occurrence or non-occurrence of anticipated or unanticipated events.

Contact Information:

Investors     Media
Hugo Arias     Dico Akseraylian
hugo.arias@phh.com    dico.akseraylian@phh.com
856-917-0108     856-917-0066

PHH CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	December 31,
	2017	2016
ASSETS
Cash and cash equivalents	$542	$906
Restricted cash	41	57
Mortgage loans held for sale	270	683
Accounts receivable, net	78	66
Servicing advances, net (1)	356	628
Mortgage servicing rights (1)	476	690
Property and equipment, net	22	36
Other assets	26	109
Total assets	$1,811	$3,175

LIABILITIES
Accounts payable and accrued expenses	$141	$193
Subservicing advance liabilities	232	290
Mortgage servicing rights secured liability (2)	419	—
Mortgage warehouse and advance facilities	252	655
Unsecured debt, net (3)	118	607
Loan repurchase and indemnification liability	29	49
Mandatorily redeemable noncontrolling interest	20	—
Deferred taxes, net	—	101
Other liabilities	47	157
Total liabilities	1,258	2,052
Redeemable noncontrolling interest	—	33

Total PHH Corporation stockholders’ equity	553	1,090
Total liabilities and equity	$1,811	$3,175
_______________

(1)
MSR and Advances Sale Commitments. As of December 31, 2017, we had commitments to sell MSRs, representing $6.5 billion of unpaid principal balance, for $39 million in MSR fair value. Additionally, we had commitments to transfer approximately $110 million in Servicing advances to the counterparties of these agreements.

(2)
MSRs secured liability. In 2017, we completed sales of MSRs to New Residential which did not qualify for sale accounting treatment under GAAP and have been treated as a secured borrowing. Under this accounting treatment, the $419 million of related MSRs remain on the Condensed Consolidated Balance Sheet within Mortgage servicing rights and the proceeds from the sale are recognized as a MSRs secured liability.

We have elected to record the MSRs secured liability at fair value thereafter, consistent with the accounting treatment of the related MSR asset, and any changes in fair value of the MSR asset and liability related the New Residential transfers will fully offset in the Consolidated Statements of Operations.

(3)
Unsecured Debt Tender Completed. In July 2017, we completed a tender offer on our unsecured debt and repaid $496 million principal for $524 million in cash, plus accrued interest. After the completion of the tender offer, $119 million principal of unsecured debt remains outstanding.

PHH CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
REVENUES
Origination and other loan fees	$22	$65	$136	$280
Gain on loans held for sale, net	15	50	144	262
Loan servicing income (loss), net	41	(13)	137	125
Net interest expense	(13)	(9)	(36)	(32)
Other income (loss)	44	(21)	75	(13)
Net revenues	109	72	456	622
EXPENSES
Salaries and related expenses	40	77	263	345
Commissions	6	15	44	64
Loan origination expenses	4	12	31	64
Foreclosure and repossession expenses	3	9	19	35
Professional and third-party service fees	28	45	120	156
Technology equipment and software expenses	8	12	35	42
Occupancy and other office expenses	7	12	33	47
Depreciation and amortization	3	3	14	16
Exit and disposal costs	13	41	62	41
Other operating expenses	4	52	108	116
Total expenses	116	278	729	926
Loss before income taxes	(7)	(206)	(273)	(304)
Income tax expense (benefit)	24	(73)	(79)	(111)
Net loss	(31)	(133)	(194)	(193)
Less: net income attributable to noncontrolling interest	18	—	23	9
Net loss attributable to PHH Corporation	$(49)	$(133)	$(217)	$(202)

Basic and Diluted loss per share attributable to PHH Corporation	$(1.49)	$(2.49)	$(4.62)	$(3.77)

Segment Results
(In millions)					Fourth Quarter 2016
	Fourth Quarter 2017
	Mortgage Production	Mortgage Servicing	Other	Total PHH Corporation	Total PHH Corporation
Origination and other loan fees	$22	$—	$—	$22	$65
Gain on loans held for sale, net	15	—	—	15	50
Loan servicing income	—	46	—	46	82
MSRs asset & secured liability fair value adjustments:
Prepayments and receipt of recurring cash flows	—	(2)	—	(2)	(40)
Market-related, net of derivatives	—	(3)	—	(3)	(55)
Net interest income (expense)	1	(14)	—	(13)	(9)
Other income (loss)	44	—	—	44	(21)
Net revenues	82	27	—	109	72

Salaries and related expenses	19	12	9	40	77
Commissions	6	—	—	6	15
Loan origination expenses	4	—	—	4	12
Foreclosure and repossession expenses	—	3	—	3	9
Professional and third-party service fees	6	7	15	28	45
Technology equipment and software expenses	—	3	5	8	12
Occupancy and other office expenses	4	3	—	7	12
Depreciation and amortization	1	—	2	3	3
Exit and disposal costs	9	—	4	13	41
Other operating expenses:
Repurchase and foreclosure-related charges	—	(4)	—	(4)	9
Legal and regulatory reserves	—	(2)	—	(2)	22
Corporate overhead allocation	20	7	(27)	—	—
Other	3	5	2	10	21
Total expenses	72	34	10	116	278
Income (loss) before income taxes	10	(7)	(10)	$(7)	$(206)
Less: net income attributable to noncontrolling interest	18	—	—
Segment loss	$(8)	$(7)	$(10)

Segment Results
(In millions)					Year Ended December 31, 2016
	Year Ended December 31, 2017
	Mortgage Production	Mortgage Servicing	Other	Total PHH Corporation	Total PHH Corporation
Origination and other loan fees	$136	$—	$—	$136	$280
Gain on loans held for sale, net	144	—	—	144	262
Loan servicing income	—	208	—	208	353
MSRs asset & secured liability fair value adjustments:
Prepayments and receipt of recurring cash flows	—	(59)	—	(59)	(138)
Market-related, net of derivatives	—	(12)	—	(12)	(90)
Net interest income (expense)	5	(41)	—	(36)	(32)
Other income (loss)	73	2	—	75	(13)
Net revenues	358	98	—	456	622

Salaries and related expenses	150	58	55	263	345
Commissions	44	—	—	44	64
Loan origination expenses	31	—	—	31	64
Foreclosure and repossession expenses	—	19	—	19	35
Professional and third-party service fees	26	32	62	120	156
Technology equipment and software expenses	3	14	18	35	42
Occupancy and other office expenses	20	11	2	33	47
Depreciation and amortization	6	2	6	14	16
Exit and disposal costs	38	2	22	62	41
Other operating expenses:
Repurchase and foreclosure-related charges	—	3	—	3	19
Loss on early debt retirement	—	—	34	34	—
Legal and regulatory reserves	—	22	—	22	38
Corporate overhead allocation	92	34	(126)	—	—
Other	17	22	10	49	59
Total expenses	427	219	83	729	926
Loss before income taxes	(69)	(121)	(83)	$(273)	$(304)
Less: net income attributable to noncontrolling interest	23	—	—
Segment loss	$(92)	$(121)	$(83)

Mortgage Production

Mortgage Production segment loss in the fourth quarter of 2017 was $8 million, compared to a loss of $62 million in the fourth quarter of 2016. Our results in the segment reflect the reduced volumes associated with our exit of the PLS business during 2017, and reductions in our Real Estate channel from the transfer of our PHH Home Loans locations.  In addition, the fourth quarter of 2017 segment loss includes $18 million of PLS operating losses and $9 million of Exit and disposal costs, that were partially offset by a $21 million net gain on sale from the proceeds of the PHH Home Loans asset sales.

Net revenues were $82 million, a decline of $14 million or 15% from the fourth quarter of 2016 primarily driven by lower application and closing volumes from our PLS business and Real Estate channel.  Total retail closing units in the fourth quarter of 2017 declined by 64%, primarily driving the decrease of $43 million in Origination and other loan fees, compared to the fourth quarter of 2016. Gain on loans held for sale, net decreased by $35 million compared to the fourth quarter of 2016, primarily from a 67% decrease in saleable applications that was related to our exit of the PLS business and transfer of our PHH Home Loans locations. These declines were offset by an increase to Other income of $42 million primarily as a result of the gross proceeds from PHH Home Loans asset sales.
Total expenses were $72 million, a decline of $86 million or 54%, from the fourth quarter of 2016. Salaries and related expenses decreased by $30 million as a result of declining average employee headcount from our exit and Reorganization activities, and lower contract labor and overtime from declining application volumes. Commissions were down $9 million primarily due to a 57% decrease in closing volume from our Real Estate channel and lower private label closing volume, and Loan origination expenses were down $8 million primarily due to a 72% decrease in retail application units. Exit and disposal costs decreased by $24 million primarily from asset impairment charges of $15 million in 2016, and lower severance and retention expenses for employees impacted by our exit and Reorganization activities. Corporate overhead allocation decreased by $6 million primarily due to reduced professional fees for information technology shared services. Other expenses decreased by $6 million from a decrease in certain loan fees from less production.
We accepted our last application from our PLS clients during the fourth quarter of 2017, and we expect to be substantially complete with the wind-down of the PLS business by the end of the first quarter of 2018, subject to certain transition support requirements. In addition, during the fourth quarter of 2017, we completed our asset sales of PHH Home Loans to Guaranteed Rate Affinity, LLC. We expect to liquidate the residual assets of PHH Home Loans, and we have agreed to purchase Realogy's membership interests at book value on or before March 19, 2018. At the completion of these actions, we expect to discontinue the operations of our PLS business and Real Estate channel.

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(In millions)
Segment Results:
Origination and other loan fees	$22	$65	$136	$280
Gain on loans held for sale, net	15	50	144	262
Net interest expense	1	2	5	10
Other income (loss)	44	(21)	73	(13)
Net revenues	82	96	358	539

Salaries and related expenses	19	49	150	216
Commissions	6	15	44	64
Loan origination expenses	4	12	31	64
Professional and third-party service fees	6	5	26	22
Technology equipment and software expenses	—	1	3	4
Occupancy and other office expenses	4	7	20	27
Depreciation and amortization	1	1	6	8
Exit and disposal costs	9	33	38	33
Other operating expenses	23	35	109	145
Total expenses	72	158	427	583
Income (loss) before income taxes	10	(62)	(69)	(44)
Less: net income attributable to noncontrolling interest	18	—	23	9
Segment loss	$(8)	$(62)	$(92)	$(53)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	($ in millions)
Closings:
Saleable to investors	$1,094	$2,552	$6,757	$10,146
Fee-based	2,368	6,333	13,000	27,083
Total	$3,462	$8,885	$19,757	$37,229

Purchase	$1,716	$3,392	$10,999	$16,140
Refinance	1,746	5,493	8,758	21,089
Total	$3,462	$8,885	$19,757	$37,229

Retail - PLS and Portfolio Retention	$2,700	$7,100	$14,287	$29,261
Retail - Real Estate	762	1,785	5,470	7,383
Total retail	3,462	8,885	19,757	36,644
Wholesale/correspondent	—	—	—	585
Total	$3,462	$8,885	$19,757	$37,229

Retail - PLS and Portfolio Retention (units)	4,446	12,371	23,588	51,089
Retail - Real Estate (units)	2,310	6,147	18,239	26,075
Total retail (units)	6,756	18,518	41,827	77,164
Wholesale/correspondent (units)	—	—	—	2,298
Total (units)	6,756	18,518	41,827	79,462

Applications:
Saleable to investors	$876	$2,695	$8,829	$14,275
Fee-based	1,424	5,414	13,047	31,134
Total	$2,300	$8,109	$21,876	$45,409

Other:
IRLCs expected to close	$400	$688	$2,473	$4,373
Total loan margin on IRLCs (in basis points)	299	405	305	352
Loans sold	$1,451	$2,744	$7,233	$10,548

Mortgage Servicing

Mortgage Servicing segment loss in the fourth quarter of 2017 was $7 million, compared to a loss of $117 million in the fourth quarter of 2016.

Net revenues were $27 million, an increase of $51 million from the fourth quarter of 2016, primarily driven by a $54 million favorable change in Loan servicing income, net. The improvement in Net revenues primarily reflects lower changes in fair value in our MSRs of $90 million from a 90% decline in our average capitalized servicing portfolio resulting from our MSR sales during 2017. This was partially offset by a decrease in contractual loan servicing income from the shift in mix of our serving portfolio to primarily subserviced loans which lowers our contractual servicing fees since we receive a smaller fee per loan from our subservicing clients as compared to the servicing fee received for our capitalized servicing rights.

Total expenses were $34 million, a decline of $59 million or 63% compared to the fourth quarter of 2016. Salaries and related expenses decreased by $2 million due to declines in average employee headcount. Foreclosure and repossession expenses decreased by $6 million primarily due to lower foreclosure activity and improved delinquencies that were partially the result of the Lakeview MSR sales of delinquent government loans. We had a $24 million favorable change for legal and regulatory matters compared to the fourth quarter of 2016, driven by adjustments for negotiated settlements related to our legacy mortgage servicing practices and provisions for other matters. Corporate overhead allocation decreased by $4 million primarily from decreases in professional fees for information technology shared services. Repurchase and foreclosure-related charges had a favorable change of $13 million resulting from higher expenses in 2016 that were not reimbursed pursuant to mortgage insurance programs.

At December 31, 2017, our subservicing portfolio consisted of approximately 629,000 units, up 138% from December 31, 2016. The increase in total subservicing units during 2017 was primarily driven by the addition of subserviced loans from the sales of MSRs to New Residential Mortgage, LLC. We expect the transfer of approximately 115,000 subservicing units off of our platform between May 2018 and April 2019, based upon receipt in February 2018 of formal notices and verbal indications from two of our largest subservicing clients. Approximately 65,000 of these units are subject to a portfolio defense agreement and will no longer be solicitable units upon transfer to a new servicer.

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(In millions)
Segment Results:
Loan servicing income (loss), net	$41	$(13)	$137	$125
Net interest expense	(14)	(11)	(41)	(42)
Other income	—	—	2	—
Net revenues	27	(24)	98	83

Salaries and related expenses	12	14	58	68
Foreclosure and repossession expenses	3	9	19	35
Professional and third-party service fees	7	8	32	35
Technology equipment and software expenses	3	5	14	17
Occupancy and other office expenses	3	4	11	17
Depreciation and amortization	—	1	2	3
Exit and disposal costs	—	—	2	—
Other operating expenses	6	52	81	131
Total expenses	34	93	219	306
Segment loss	$(7)	$(117)	$(121)	$(223)

	December 31,
	2017	2016
	($ in millions)

Total Loan Servicing Portfolio:
Conventional loans	$137,029	$151,004
Government loans	9,715	21,801
Home equity lines of credit	1,411	1,837
Total Unpaid Principal Balance	$148,155	$174,642

Number of loans in owned portfolio (units)	42,616	567,647
Number of subserviced loans (units) (1)	629,174	264,718
Total number of loans serviced (units)	671,790	832,365

Weighted-average interest rate	3.9%	3.8%

Portfolio delinquency
% of UPB - 30 days or more past due	2.49%	2.56%
% of UPB - Foreclosure, REO and Bankruptcy	1.49%	1.96%
Units - 30 days or more past due	3.54%	3.59%
Units - Foreclosure, REO and Bankruptcy	2.02%	2.37%

Total Capitalized Servicing Portfolio:
Unpaid Principal Balance of capitalized MSRs owned	$8,592	$84,657
Unpaid Principal Balance of capitalized MSRs in secured borrowing arrangement (2)	49,193	—
Total Unpaid Principal Balance of capitalized servicing portfolio	$57,785	$84,657

Capitalized servicing rate	0.82%	0.82%
Capitalized servicing multiple	3.0	2.9
Weighted-average servicing fee (in basis points)	27	28

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(In millions)
Total Loan Servicing Portfolio:
Average Portfolio UPB	$149,965	$197,263	$159,671	$220,458

Owned Capitalized Servicing Portfolio: (3)
Average Portfolio UPB	8,845	86,607	43,547	92,303
Payoffs and principal curtailments	418	5,109	7,667	19,211
Sales	542	254	17,628	996
_______________

(1)	For December 31, 2017, includes 363,062 units of New Residential subserviced loans that are accounted for as a secured borrowing arrangement.

(2)	Represents MSRs sold to New Residential during 2017 that are accounted for as a secured borrowing arrangement.

(3)	For 2017, balances exclude MSRs sold to New Residential that are accounted for as a secured borrowing arrangement.

* NOTE REGARDING NON-GAAP FINANCIAL MEASURES

Core earnings or loss (pre-tax and after-tax) and core earnings or loss per share are financial measures that are not in accordance with GAAP. See Non-GAAP Reconciliations below for a reconciliation of these measures to the most directly comparable GAAP financial measures as required by Regulation G.

These Non-GAAP measures are used in managing certain aspects of the Company’s business.  For example, management’s reviews of results incorporate Non-GAAP measures and the Company has also designed certain management incentives based upon the achievement of targets related to Non-GAAP measures. The Company believes that these Non-GAAP Financial Measures can be useful to investors because they provide a means by which investors can evaluate the Company’s underlying key drivers and operating performance of the business, exclusive of certain adjustments and activities that investors may consider to be unrelated to the underlying economic performance of the business for a given period.

The Company also believes that any meaningful analysis of the Company’s financial performance by investors requires an understanding of the factors that drive the Company’s underlying operating performance which can be obscured by significant unrealized changes in value of the Company’s mortgage servicing rights and mortgage servicing rights secured liability, as well as any gain or loss on derivatives that are intended to offset market-related fair value adjustments on the Company’s mortgage servicing rights.

The Company believes these Non-GAAP measures provide useful information to investors that is supplementary to our results in accordance with GAAP; however, there are inherent limitations to these measures and they should not be viewed as a substitute for our results in accordance with GAAP as measurements of the Company's financial performance.

Core earnings or loss (pre-tax and after-tax) and core earnings or loss per share

Core earnings or loss (after-tax) and core earnings or loss per share involves differences from Net income or loss attributable to PHH Corporation and Basic earnings or loss per share attributable to PHH Corporation computed in accordance with GAAP.

Core earnings or loss (pre-tax and after-tax) and core earnings or loss per share measure the Company’s financial performance excluding unrealized changes in fair value of the Company’s mortgage servicing rights and mortgage servicing rights secured liability that are based upon projections of expected future cash flows and prepayments as well as realized and unrealized changes in the fair value of derivatives that are intended to offset changes in the fair value of mortgage servicing rights. The changes in fair value of mortgage servicing rights, mortgage servicing rights secured liability and related derivatives are highly sensitive to changes in interest rates and are dependent upon the level of current and projected interest rates at the end of each reporting period.

NON-GAAP RECONCILIATIONS - CORE EARNINGS
(In millions, except per share data)

See “Note Regarding Non-GAAP Financial Measures” above in this press release for a description of the uses and limitations of the Non-GAAP Financial Measures.

CORE EARNINGS - Regulation G Reconciliation
	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Loss before income taxes - as reported	$(7)	$(206)	$(273)	$(304)
Less: net income attributable to noncontrolling interest	18	—	23	9
Segment loss	(25)	(206)	(296)	(313)
Market-related fair value adjustments (1)	3	(74)	12	100
Net derivative loss (gain) related to MSRs	—	129	—	(10)
Core loss (pre-tax)	$(22)	$(151)	$(284)	$(223)

Net loss attributable to PHH Corporation - as reported	$(49)	$(133)	$(217)	$(202)
Market-related fair value adjustments (1)	3	(74)	12	100
Net derivative loss (gain) related to MSRs	—	129	—	(10)
	(46)	(78)	(205)	(112)
Income tax expense on Core adjustments(2)	2	22	5	35
Core loss (after-tax)	$(48)	$(100)	$(210)	$(147)

Core loss (after-tax) per share (3)	$(1.44)	$(1.86)	$(4.47)	$(2.74)

CORE EARNINGS BY SEGMENT - Regulation G Reconciliation
	Mortgage Production Segment	Mortgage Servicing Segment	Other	Mortgage Production Segment	Mortgage Servicing Segment	Other
	Three Months Ended December 31, 2017			Year Ended December 31, 2017
Segment loss	$(8)	$(7)	$(10)	$(92)	$(121)	$(83)
Market-related fair value adjustments(1)	—	3	—	—	12	—
Core loss (pre-tax)	$(8)	$(4)	$(10)	$(92)	$(109)	$(83)

	Three Months Ended December 31, 2016			Year Ended December 31, 2016
Segment loss	$(62)	$(117)	$(27)	$(53)	$(223)	$(37)
Market-related fair value adjustments(1)	—	(74)	—	—	100	—
Net derivative loss (gain) related to MSRs	—	129	—	—	(10)	—
Core loss (pre-tax)	$(62)	$(62)	$(27)	$(53)	$(133)	$(37)
_____________

(1)	Represents the Change in fair value of the MSR asset and secured liability due to changes in market inputs and assumptions used in the valuation model.

(2)	An incremental effective tax rate of 39% was applied to arrive at the net of taxes amounts.

(3)
Basic weighted-average shares outstanding of 32.631 million and 53.659 million for the three months ended December 31, 2017 and 2016, respectively, and 46.912 million and 53.627 million for the year ended December 31, 2017 and 2016, respectively, were used to calculate per share amounts.